Exhibit 10.1

Indemnification Agreement

(name of indemnitee)

This Agreement is entered into by Fenix Parts, Inc., a Delaware corporation (the “Company”), and [name of indemnitee] (the “Indemnitee”), as of [—], 2014.

Background:

A. The potential liabilities and cost of defense of lawsuits filed against corporate officers, directors, employees and agents in connection with the performance of their duties pose a significant deterrent to experienced and capable individuals who might otherwise be willing to serve or to continue to serve as officers, directors, employees or agents of the Company.

B. As an inducement to the Indemnitee to serve or to continue to serve as an officer, director, employee or agent of the Company, the Company desires to provide the Indemnitee with specific contractual assurances of indemnification protection to the fullest extent permitted by law.

Now, therefore, in consideration of their mutual promises, the Company and the Indemnitee agree as follows:

1.	Definitions

Certain capitalized terms used in this Agreement are defined in the attached Exhibit A.

2.	Indemnification

The Company shall indemnify the Indemnitee against all Judgments and Expenses that the Indemnitee suffers or incurs in connection with any pending, completed or threatened Proceeding (other than a Derivative Proceeding) to which the Indemnitee is or was or is threatened to be made a party, or in which the Indemnitee is or was or is threatened to be made a witness or other participant, by reason of any action or inaction by the Indemnitee while providing Covered Service:

(a) if the Indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the Company’s best interests; or

(b) in the case of a criminal Proceeding, if the Indemnitee did not have reasonable cause to believe that his or her conduct was unlawful.

The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the Company’s best interests or, in the case of a criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

3.	Derivative Proceedings

The Company shall indemnify the Indemnitee against all Expenses that the Indemnitee suffers or incurs in connection with the defense or settlement of any pending, completed or threatened Derivative Proceeding to which the Indemnitee is or was or is threatened to be made a party, or in which the Indemnitee is or was or is threatened to be made a witness or other participant, by reason of any action or inaction by the Indemnitee while providing Covered Service:

(a) if the Indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the Company’s best interests; and

(b) in addition, in the case of any claim, issue or matter as to which the Indemnitee has been adjudged liable to the Company, if (and only to the extent that) the court in which the Derivative Proceeding was brought determines upon application that despite the adjudication of liability, but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for those Expenses that the court considers proper.

4.	Advances

Upon the Indemnitee’s written request, the Company shall advance the Expenses incurred by the Indemnitee in defending any Proceeding or Derivative Proceeding if the Indemnitee provides the Company with the Indemnitee’s written undertaking to repay the amounts advanced, without interest, if it is ultimately determined that the Indemnitee is not entitled to indemnification under this Agreement. No security shall be required on the Indemnitee’s undertaking.

If the Indemnitee provides this undertaking, the Company’s obligation to advance the Expenses incurred by the Indemnitee shall continue during the pendency of any action by the Indemnitee under Paragraph 6 to enforce his or her rights under this Agreement, notwithstanding any determination under Paragraph 5 that indemnification is not proper because the Indemnitee failed to meet the applicable standard of conduct.

5.	Procedures

Except as ordered by a court, indemnification under Paragraphs 2 or 3 shall be made only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because the Indemnitee has met the applicable standard of conduct. This determination shall be made by:

(a) the Board of Directors of the Company, by a majority vote of a quorum consisting of directors who were not parties to the Proceeding or Derivative Proceeding; or

(b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

(c) if such a quorum is not obtainable, or if it is obtainable but a quorum of disinterested directors directs, by independent legal counsel in a written opinion to the Board of Directors; or

(d) the Company’ stockholders.

6.	Right To Indemnification

The Indemnitee’s rights under this Agreement may be enforced by the Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Company. Neither a determination under Paragraph 5 that indemnification is not proper, nor the fact that a determination has not yet been made, shall be a defense to the Indemnitee’s action to enforce his or her rights or create a presumption that the Indemnitee has not met the applicable standard of conduct. If and to the extent that the Indemnitee is successful in asserting his or her rights under this Agreement, the Company shall also indemnify the Indemnitee for his or her related Expenses.

7.	Expenses of Successful Defense

Regardless of any contrary determination under Paragraph 5, the Company shall indemnify the Indemnitee against all of his or her Expenses to the extent that the Indemnitee has been successful, on the merits or otherwise, in the defense of any Proceeding or Derivative Proceeding.

8.	Indemnification Not Exclusive

The rights to indemnification under this Agreement shall not be exclusive of any other rights that the Indemnitee may have under the Company’s certificate of incorporation or bylaws or under any agreement, vote of disinterested directors, vote of shareholders, or otherwise.

9.	Severability

If any provision or provisions of this Agreement is held invalid, illegal or unenforceable for any reason whatever, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way, and to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10.	Notice

The Indemnitee shall give the Company notice in writing as soon as reasonably practicable of any Proceeding against him or her for which indemnification will or could be sought under this Agreement. In addition, the Indemnitee shall provide the Company with such information relating to the Proceeding as it reasonably may require and as it may be within the Indemnitee’s power to provide. Notice to the Company shall be directed to the Company at its principal executive office (or such other address as the Company may designate in writing to Indemnitee). Notice to the Indemnitee shall be directed to the address below the signature of the Indemnitee on this Agreement (or such other address as the Indemnitee may designate in writing to the Company). Notices shall be deemed received three days after the date postmarked, if sent by prepaid certified mail, return receipt requested, properly addressed.

11.	Amendment

No amendment of this Agreement shall be effective unless it is in writing, makes specific reference to this Agreement and is signed by both the Company and the Indemnitee.

12.	Governing Law

This Agreement shall be governed by the laws of the State of Delaware.

13.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same original.

14.	Binding Effect

This Agreement shall be binding on the successors and assigns of the Company (including the surviving corporation in the event of any merger to which the Company is a party), and shall inure to the benefit of the Indemnitee and his or her heirs and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer, director, employee or agent of the Company.

In witness, the parties have signed this Agreement.

Fenix Parts, Inc.,
a Delaware corporation

By
Name:
Title:

[name of indemnitee]

Address:

Exhibit A

Definitions

Covered Service means (i) service as a director, officer, employee, agent or fiduciary of the Company, any Subsidiary, or any employee benefit plan maintained by the Company or any Subsidiary and (ii) service at the Company’s request as a director, officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, trust, enterprise or employee benefit plan.

Expenses means attorneys’ fees and other costs and expenses actually and reasonably incurred in connection with the investigation of, preparation for, defense of and appeal of any Proceeding to which the Indemnitee is or was or is threatened to be made a party, or in which the Indemnitee is or was or is threatened to be made a witness or other participant, by reason of any action or inaction by the Indemnitee while providing Covered Service.

Derivative Proceeding means a Proceeding by the Company or by one or more stockholders (other than Indemnitee) in its name and on its behalf.

Judgments means judgments, fines, penalties and amounts paid in settlement (if the settlement is approved in advance by the Company, whose approval shall not be unreasonably withheld), including related interest, assessments and charges.

Proceeding means any action, suit, proceeding or alternative dispute resolution procedure, whether civil, criminal, administrative or investigative in nature, and any hearing, investigation or inquiry that reasonably might be expected to lead to the initiation of any action, suit, proceeding or alternative dispute resolution procedure.

Subsidiary means any corporation, limited liability company, partnership, joint venture, trust or other entity in which, at the time of the Covered Service in question, the Company directly or indirectly held a majority of the outstanding equity interests.

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